SCHEDULE 14A

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Forest Laboratories, Inc.
(Name of Registrant as Specified In Its Charter)

Carl C. Icahn

Dr. Alexander J. Denner

Dr. Richard Mulligan

Professor Lucian A. Bebchuk

Dr. Eric J. Ende

Mayu Sris

Icahn Partners LP

Icahn Partners Master Fund LP

Icahn Partners Master Fund II L.P.

Icahn Partners Master Fund III L.P.

High River Limited Partnership

Hopper Investments LLC

Barberry Corp.

Icahn Onshore LP

Icahn Offshore LP

Icahn Capital L.P.

IPH GP LLC

Icahn Enterprises Holdings L.P.

Icahn Enterprises G.P. Inc.

Beckton Corp.

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ON JULY 19, 2011, THE PARTICIPANTS (AS DEFINED BELOW) FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, DR. ALEXANDER J. DENNER, DR. RICHARD MULLIGAN, PROFESSOR LUCIAN A. BEBCHUK, DR. ERIC J. ENDE, MAYU SRIS, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II L.P., ICAHN PARTNERS MASTER FUND III L.P., HIGH RIVER LIMITED PARTNERHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, AND BECKTON CORP. (COLLECTIVELY, THE “PARTICIPANTS”) FROM THE STOCKHOLDERS OF FOREST LABORATORIES, INC. FOR USE AT ITS 2011 ANNUAL MEETING OF STOCKHOLDERS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO STOCKHOLDERS OF FOREST LABORATORIES, INC. FROM THE PARTICIPANTS AT NO CHARGE AND IS ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING D.F. KING & CO., INC. BY TELEPHONE AT THE FOLLOWING NUMBERS: STOCKHOLDERS CALL TOLL–FREE: (800) 697–6975 AND BANKS AND BROKERAGE FIRMS CALL: (212) 269–5550.

Consent of the author and publication has not been obtained to use the material filed herewith as proxy soliciting material.

CLSA

ASIA - PACIFIC MARKETS

Produce by CRÉDIT AGRICOLE

SECURITIES

David Maris

david.maris@clsa.com

(1) 212 261 7268

Kim Vukhac

(1) 212 261 7148

Milind Parate

(1) 212 408 5828

01 August 2011

United States

Healthcare

Reuters FRX.N

Bloomberg FRX US

Priced on 29 July 2011

S&P 500 @ 1,300.7

12M hi/lo US$40.50/26.94

12M price target US$23.00

±% potential -38%

Target set on 7 Jun 11

Shares in issue 301.8m

Free float (est.) 99.2%

Market cap US$10,265m

3M average daily volume

US$35.0m

Major shareholders

Wellington Management Co. LLP

14.0%

Stock performance (%)

1M 3M 12M

Absolute (6.5) 11.5 31.1

Relative (6.8) 16.6 11.5

(U S$) (%)

50

45

40

34

29

24

150 100 50 0

Jul-09 Jan-10 Jul-10 Jan-11

Forest Labs (LHS) Rel to 500 (RHS)

Source: Bloomberg

www.clsa.com

Forest Labs

US$37.13 - SELL

Reviving a petrified Forest

Forest filed a slide presentation with the SEC on 28 July that laid out its case for why shareholders should vote with the company and for its nominated slate of directors versus Icahn’s slate. The presentation presents a case for why the company knows what it is doing, giving a history of its past successes and even providing new long-term goals that had not previously been communicated with the Street. In this note, we explore some of its points in greater detail.

Company update

Short- and long-term performance seems arbitrary

Forest tries to show that it beat its benchmark on a 1-, 3-, 5- and 20-year basis. Based on a 30 June close, FRX shows that it has outperformed its benchmarks in the majority of the periods. 30 June might sound like a reasonable quarter-end date, but we think the date is too convenient for FRX as it is the day before the stock hit a 52-week high, coming after the accelerated buyback and Icahn announcements. If we picked a 28 July close, FRX’s relative performance was far worse, underperforming on a 3- and 5-year basis. We think FRX should explain the last seven years since the 2004 Lexapro-high. Despite spending billions and a lot of insider selling, FRX dropped more than 50% and underperformed the S&P500 by more than 50%.

Long-term goals revealed; feels like overreaching to us

Forest revealed its long-term goals (not guidance): EPS Cagr (2013-17) of 30% and revenue Cagr (2013-17) of 10%. Based on consensus, we think it is a stretch to think that these EPS and revenue targets will be achieved. FRX appears to indicate that Cariprazine and Levomilnacipran, two products that have shown mixed data at best and will not be filed until next year at the earliest, will contribute nearly the same as Bystolic and Viibryd in fiscal 2016 – just two years after launch. It feels like overreaching to us.

FRX thinks it spends like its peers; it only does for now

Forest tries to show that it is just like its peers, investing the same on SG&A as its industry peers. While this is true now, we map out the next three years and the divergence is immediately apparent.

Reiterating our Sell

We reiterate our Sell rating on FRX as we believe that there are better names to own with better growth and fewer moving parts. We give credit to FRX where it is due. The company has brought in products that together over time may fill the gap. However, by our estimates it will not fill the gap in time to stave off several years of declining earnings. In our opinion, Forest could be owned later, if visibility of consistent earnings growth returns.

Financials

Year to 31 Mar 10A 11A 12CL 13CL 14CL

Revenue (US$m) 4,153 4,420 4,542 3,381 3,687

Net income (US$m) 1,066 1,282 1,104 267 393

EPS (US$) 3.51 4.41 3.96 1.03 1.52

CL/consensus (27) (EPS%) - - 108 86 80

EPS growth (% YoY) 18.6 25.6 (10.1) (73.9) 46.6

PE (x) 10.6 8.4 9.4 35.9 24.5

FCF yield (%) 8.8 10.3 10.2 2.4 3.7

PB (x) 2.3 2.0 1.6 1.5 1.4

ROE (%) 23.7 24.7 18.4 4.1 5.9

Source: Credit Agricole Securities (USA); FactSet for consensus data. CL = estimate

The group of companies that comprise CLSA are affiliates of Credit Agricole Securities (USA) Inc.

For important disclosure information please refer to page 20.

CLSA CRÉDIT AGRICOLE

ASIA - PACIFIC MARKETS SECURITIES Reviving a petrified Forest Forest Labs - SELL

Figure 1

Reviving a petrified Forest

Delivering returns in the short and long term – really?

Forest presents a slide that presents fairly impressive metrics regarding its short- and long-term price performance.

Delivering Shareholder Returns in Short and Long Term

Management team has excellent track record of creating shareholder value

- CEO Howard Solomon in one of only 8 CEO’s with average tenure of over 20 years and annualized total return during tenure of over 20%

- Outperformed S&P over 1 yr, 3 yr and 20 yr time periods and the DRG over 1 yr and 5 yr periods (3)

- Stock trading at 52 week high prior to Ichan announcement; it has since traded somewhat lower

Source: Company

Price Performance (1)(2)(3)

As of June 30, 2011

Forest S&P 500 DRG

1 Year 43.4% 28.1% 20.3%

FRX Outperformance / 15.3% 23.1%

(Underperformance)

3 Year 13.2% 3.2% 14.3%

FRX Outperformance / 10.1% 1.0%

(Underperformance)

5 Year 1.7% 4.0% 0.6%

FRX Outperformance / (2.3%) 1.1%

(Underperformance)

20 Year 744.2% 255.8% NA

FRX Outperformance / 518.4% NA

(Underperformance)

And while we do not deny that this price performance is accurate, we do recognize that the timing of the dates is a bit arbitrary. We managed to find less compelling price performance by simply changing the time period.

For instance, if we measured the same time periods, but used 28 July’s closing prices, we see that Forest has actually only outperformed the S&P500 and DRG in the 1-year and 20-year time measure.

Figure 2

Forest Labs performance, priced as of 28 July 2011

FRX out/underperformance

Forest S&P 500 DRG S&P 500 DRG

1 year 31.1% 17.6% 16.1% 13% 15%

3 year 5.3% 5.4% 7.9% 0% -3%

5 year -20.3% 1.7% -5.7% -22% -15%

10 year -4.8% 7.9% -16.1% -13% 11%

20 year 633.8% 241.4% 392%

Source: FactSet, Credit Agricole Securities (USA)

The 30-June date that Forest chose to calculate its performance is the day before the stock hit its 52-week high. The 52-week high of $40.17 was reached on 1 July.

Forest’s strong share performance in the latter half of June likely is a result of the announcement of its accelerated share performance as well as the revelation of Icahn’s involvement. However, the shares were already outperforming YTD as a result of M&A activity having nothing to do with Forest, but which spurred investors to believe that Forest was a potential takeover candidate.

01 August 2011 david.maris@clsa.com 2

CLSA CRÉDIT AGRICOLE

ASIA - PACIFIC MARKETS SECURITIES Reviving a petrified Forest Forest Labs - SELL

In late March 2011, Valeant announced a hostile bid for Cephalon. Many investors felt the Forest and Cephalon stories were similar – major patent expiry in 2012 and a big revenue gap and earnings gap to fill. We believe that once Valeant made its bid for Cephalon and then Cephalon solicited a higher bid from Teva, many investors felt that Forest could easily be the next target. The chart below shows Forest’s share performance YTD. Note that FRX was trading at its low in 2011 just prior to this announcement and since then the shares have not turned back. Only since hitting its 52-week high at the beginning of July have the shares given back some of its gains.

Figure 3

Year-to-date performance of Forest Labs

$41.00 $39.00 $37.00 $35.00 $33.00 $31.00 $29.00

Valeant announces hostile bid for Cephalon

12/31/2010

1/14/2011

1/28/2011

2/11/2011

2/25/2011

3/11/2011

3/25/2011

4/8/2011

4/22/2011

5/6/2011

5/20/2011

6/3/2011

6/17/2011

7/1/2011

7/15/2011

7/29/2011

Source: Company, FactSet, Credit Agricole Securities (USA)

The table below shows Forest’s short- and long-term stock performance priced as of the date prior to the Valeant bid for Cephalon. As of that date, Forest was underperforming both the S&P and DRG for all time points except for the 20-year.

Figure 4

Forest Labs performance, priced as of 29 March 2011

FRX out/underperformance

Forest S&P 500 DRG S&P 500 DRG

1 year -1% 12% -1% -13% 0%

3 year -20% 0% 3% -21% -23%

5 year -29% 1% -7% -30% -22%

10 year 8% 15% -20% -7% 28%

20 year 524% 252% 272%

Source: FactSet, Credit Agricole Securities (USA)

01 August 2011 david.maris@clsa.com 3

CLSA CRÉDIT AGRICOLE

ASIA - PACIFIC MARKETS SECURITIES Reviving a petrified Forest Forest Labs - SELL

Revealing new long-term goals – is it achievable?

Forest presents the following slide, which shows its goals for revenue composition in fiscal 2016 relative to fiscal 2011.

Figure 5

“Next Nine” Products Drive Growth & Diversify Revenue

New products will diversify Forest’s revenue mix significantly and allow a return to growth post the FY2012 Loss of Exclusivity of LEXAPRO

– Top line sales growth goals of approximately 10% CAGR (’13-’17); adjusted EPS growth goals of approximately 30% CAGR (’13-’17)

FY2016 Revenue expected to be greater than FY2011 Revenue

FY2011 Revenue by Product

LEXAPRO

NAMENDA

Other

BYSTOLIC

SAVELLA

FY2016E Revenue By Product

LEXAPRO

NAMENDA

cariprazine

BYSTOLIC

SAVELLA

TEFLARO

VIIBRYD

DALIRESP

aclidinium

linaclotide

levomilnacipran

Other / Pipeline

Source: Company

In this slide, the company states its goal of 10% revenue Cagr (2013-17) and 30% Cagr (2013-17) for EPS. These goals are new to us, as we do not believe they have been previously communicated to the Street.

Based on those goals, we believe Forest is anticipating fiscal 2017 EPS of $3.43, based on its floor guidance of $1.20 for FY13.

Using the consensus fiscal 2013 estimate of $1.23, this means fiscal 2017 would need to come in at $3.51.

Based on consensus estimates for fiscal 2013, Forest’s Cagr goal suggests fiscal 2017 revenue of $4,905m.

Using our estimates, applying Forest’s Cagr goal suggests a similar revenue level – at approximately $4,950m.

We do not currently forecast estimates to 2017, but based on our current expectations through 2016, it is extremely unlikely that we would achieve anything close to Forest’s targets in fiscal 2017. This is especially in light of our belief that fiscal 2016 will be down sequentially from fiscal 2015 as the Namenda generics hit in fiscal 2016.

01 August 2011 david.maris@clsa.com 4

CLSA CRÉDIT AGRICOLE

ASIA - PACIFIC MARKETS SECURITIES Reviving a petrified Forest Forest Labs - SELL

One significant difference between our assumptions and management’s is that we are currently not including levomilnacipran or cariprazine in our model.

And while we cannot know for sure if the pie chart is built to scale, it seems unreasonable to think that both levomilnacipran and cariprazine will grow to contribute the same towards revenue as Bystolic and Viibryd in fiscal 2016. By fiscal 2016, levomilnacipran and cariprazine will have only been on the market for two years, if the rest of the development program is smooth. Levomilnacipran has been a mixed bag in Phase III so far, with one positive study reported in July 2011 and a failed study in January 2011. Additional Phase IIIs are ongoing, so it still remains unclear whether FRX has a file-able drug.

With regard to cariprazine, we have yet to see any Phase III trial data, with data expected in the second half of the 2011 calendar year. Thus far, we have seen one positive Phase IIb trial in schizophrenia, but have also seen failed studies in MDD and bipolar, though the company would say that those trials were “exploratory” and not intended to show statistical significance.

Our main point, however, is not to discount these programs, but to simply note that it is premature to assume that, without strong and compelling late stage clinical data, how FRX can assume these products are contributing as much to its more mature products might in fiscal 2016 seems unreasonable. Another issue we take with the goals is that given where consensus is for fiscal 2016, to reach management’s Cagr goals would require a YoY increase in revenue and EPS that is unprecedented as far back as fiscal 2004.

To reach FRX’s revenue goal of 10% Cagr, then the revenue growth in FY17 from FY16 (consensus) is 32%. Since 2004, Forest’s highest annual growth achieved for revenue was in fiscal 2005, which was the year Namenda was launched.

Turning to EPS, consensus 2016 estimate of $2.07 means that to reach the 30% Cagr for EPS growth for 2013-17, the FY17 EPS has to grow 70% YoY to ~$3.51. While Forest has historically had EPS growth rates that have ranged in the single digits to the 20% range (and have included YoY declines as well), its average growth rate for the past seven years is 13%.

Our final point to make on this slide is that Forest expects fiscal 2016 revenue to be higher than fiscal 2011’s $4,420m. Current consensus is at $3,727m.

In other words, all the analysts Forest quotes, when averaged together, do not appear to share FRX’s lofty revenue outlook. In fact, they are nearly $700m apart. We are far below, at $2,831m.

01 August 2011 david.maris@clsa.com 5

CLSA CRÉDIT AGRICOLE

ASIA - PACIFIC MARKETS SECURITIES Reviving a petrified Forest Forest Labs - SELL

FRX is not a one-product story...technically that is true

Forest reminds shareholders that it is not a single-product story. It has had several successes – it is just that it has mostly had them in successive order, not at one time. At any given time, it is usually one product that represents an overwhelming majority of revenue.

Figure 6

Maximizing Product Potential

Lineage of delivering blockbuster products to competitive U.S. primary care space

Not a single product story; Forest has repeatedly demonstrated commercial success with CELEXA, LEXAPRO, NAMENDA, and BENICAR®, among others

– CELEXA was 5th SSRI launched into market and had 16% TRx share per IMS at peak

– BENICAR® was 7th ARB launched into market and is the 3rd most prescribed ARB today

Source: Company

Forest is not a single-product story in that it does have several products that it sells. However, until now and for the next couple years, the revenues are dominated by a single product. While Forest may not be a single-product story, one could argue that for the past 20+ years and until the Namenda patent expiry, it is not a very well-diversified company in terms of revenue mix.

01 August 2011 david.maris@clsa.com 6

CLSA CRÉDIT AGRICOLE

ASIA - PACIFIC MARKETS SECURITIES Reviving a petrified Forest Forest Labs - SELL

Going through what everyone else will at some point face

Forest presents a slide to show that its patent cliff is no different than what its peers will be facing over the next few years.

Figure 7

Blockbuster Small Molecule Products Face LOE Cliffs

- Small molecule drugs rapidly lose sales post Loss of Exclusivity

- Typical drug will lose 90% of branded sales within six months of loss of exclusivity

- 7-9 generic competitors are typical for small molecule drugs that have significant branded sales.

- Every pharmaceutical company has large products which ultimately lose exclusivity - it is simply a fact of life in this industry

- Lilly /ZYPREXA

- Pfizer / LIPITOR

- Bristol / PLAVIX

- AstraZeneca / NEXIUM

- Novaritis / DIOVAN

Source: Company, Credit Agricole Securities (USA)

While FRX will be going through a patent expiry like many of its peers, the impact on FRX will likely be much more dramatic than it will be for its peers. Forest and some of its peers have given trough guidance. Figure 8 shows that the journey to Forest’s trough is more dramatic than it is for any of its peers.

Figure 8

Trough Year - YoY % EPS growth/(decline)

10% (10%) (30%) (50%) (70%) (90%)

(2%)

(1%)

(2%)

(14%)

(10%)

(25%)

(67%)

(74%)

FRX-CL

FRX

LLY

AZN

MRK-CL

MRK

PFE-CL

PFE

Source: FactSet, Credit Agricole Securities (USA). CL is our estimate. FactSet consensus estimate otherwise.

01 August 2011 david.maris@clsa.com 7

CLSA CREDIT AGRICOLE SECURITIES

ASIA - PACIFIC MARKETS

Reviving a petrified Forest

Forest Labs - SELL

This Loss of Exclusivity (LOE) is not like the other

In the slide below, Forest assures shareholders that it knows how to manage the Lexapro patent expiry as it has already managed through the Celexa expiry. We note we strongly believe this is a false comparison.

Figure 9

Successful Management of LOE Cycle: CELEXA

Forest overcame its first Loss of Exclusivity cycle by successfully replacing CELEXA sales with LEXAPRO sales - a one for one replacement strategy

Combined sales increased through CELEXA loss of exclusivity in FY2005

Total CELEXA & LEXAPRO Sales

Fiscal Year End (March 31)

$MM

2,500

2,000

1,500

1,000

500

0

427

0

714

0

1,088

0

1,452

245

1,087

1,089

653

1,605

17

1,873

25

2,106

16

2,292

FY‘00

FY‘01

FY‘02

FY‘03

FY‘04

FY‘05

FY‘06

FY‘07

FY‘08

Total CELEXA & LEXAPRO

427

714

1,088

1,697

2,176

2,259

1,891

2,131

2,308

CAGR

23%

CELEXA

LEXAPRO

Source: Company

While Forest boasts that it successfully managed the loss of exclusivity (LOE) of Celexa, we note a key difference between that example and the situation that Forest faces today. The switch from Celexa to Lexapro was, as it calls it in the slide a “one-for-one replacement.” Lexapro was essentially the same thing as Celexa, but better. It targeted the same physicians and Forest already had a captive patient base on Celexa that they could switch over to Lexapro.

In the case of the Lexapro patent expiry, there is no next-generation product for Forest to switch to. A significant difference with this LOE is that Forest must manage this patent expiry by doing much more than asking a doctor to switch a prescription. It must find a new doctor to sell a new product to. Instead of selling Lexapro instead of Celexa to the same doctor they have had a relationship with over Celexa, Forest has to reorganize its business to have sales reps sell Daliresp to a pulmonologist, Bystolic to a cardiologist or GP, Savella to a psychiatrist, Teflaro to a hospital, and maybe later, Linaclotide to a gastroenterologist or GP. The acquisition of Viibryd, which is for depression, seems to fit right in the same niche as Lexapro, but Forest said it had to

01 August 2011 david.maris@clsa.com 8

CLSA CRÉDIT AGRICOLE

ASIA - PACIFIC MARKETS SECURITIES Reviving a petrified Forest Forest Labs - SELL expand its sales force to accommodate this product. While Viibryd is for depression, it is a new drug entirely, and physicians are less likely to make an automatic switch since it is unfamiliar to them.

Viibryd is not to Lexapro as Lexapro was to Celexa.

“We are just like everyone else” – not the case in 2013-14

In the slide below, Forest illustrates that its SG&A investment is right on pace with the rest of the industry.

Figure 10

Sales Spend In-Line with Peers with Focus on Productivity

Managing Business for balance of top-line growth and strong cash flow generation

“Best in class” financial metrics for a company with a large primary care footfprint

– Revenue / Employee compares favorably to peers

– SG&A spend in line with peers

SG&A as a % of Sales (1)(2)(3)

Last Fiscal Year

%

50

38

25

13

0

32

38

37

34

32

31

31

31

29

29

Peer SG&A as a % of

Sales Median: 31%

FRX

SHP

WCRX

CEPH

GSK

AZN

NVS

LLY

PFE

MRK

SG&A as a % of Sales

Peer SG%A as a % of Sales Median

Sales / Employee (1)

Last Fiscal Year

$000s / Employee

1,102

1,000

800

600

400

784

1,102

830

754

613

602

545

489

459

425

Peer Median:

602

FRX

WCRX

SHP

CEPH

PFE

LLY

AZN

MRK

GSK

NVS

Sales / Employee

Peer Median

Source: Company

An SG&A as % of sales ratio in line with its peers may be true of last year and even perhaps in years past. However, the series of charts below (Figures 11-13) shows that Forest’s spend will be significantly higher than its peers in the years ahead. We note that most of these peers face similar patent expiries of their own. Part of our negative thesis on Forest is the lack of apparent leverage to the model that became apparent when FRX acquired Clinical Data and then said that it would need to hire an additional sales force, leading to significant dilution to earnings. This was on top of the additional reps it had planned for the Daliresp and Teflaro launches. In our view, Lexapro’s pending LOE should have allowed FRX flexibility to reallocate its sales force, especially since one of its new products (Viibryd) targets the same indication as Lexapro. If every single new product that is approved requires additional sales force expansion, then it seems as if management will lack the flexibility to pare down its expense base following the drop in revenue resulting from the LOE of Lexapro and Namenda.

01 August 2011 david.maris@clsa.com 9

CLSA ASIA - PACIFIC MARKETS

CRÉDIT AGRICOLE SECURITIES

Reviving a petrified Forest Forest Labs - SELL

Figure 11

2012 SG&A as a % of sales

50% 46%

45%

40% 37%

35% 33% 32% 31% 31% 31% 30%

30% 27%

25%

20%

15%

10%

5%

0%

FRX SHP WCRX AZN NVS LLY GSK PFE MRK

Source: FactSet, Credit Agricole Securities (USA). FRX, PFE, MRK = our estimates

Figure 12

2013 SG&A as a % of sales

50%

44% 45% 40%

36%

35% 32% 30% 31% 31% 30%

30% 29% 27% 25% 20% 15% 10% 5% 0%

FRX SHP AZN NVS WCRX GSK LLY PFE MRK

Source: FactSet, Credit Agricole Securities (USA). FRX, PFE, MRK = our estimates

01 August 2011 david.maris@clsa.com 10

CLSA ASIA-PACIFIC MARKETS

CRÉDIT AGRICOLE SECURITIES

Reviving a petrified Forest Forest Labs - SELL

Figure 13

2014 SG&A as a % of sales

60%

50% 48%

40% 36%

34% 32% 32% 32% 30%

30% 28% 26%

20%

10%

0%

FRX SHP WCRX AZN NVS LLY GSK PFE MRK

Source: FactSet, Credit Agricole Securities (USA). FRX, PFE, MRK = our estimates

01 August 2011 david.maris@clsa.com 11

CLSA CRÉDIT AGRICOLE SECURITIES

ASIA - PACIFIC MARKETS

Reviving a petrified Forest

Forest Labs - SELL

FRX thinks it spends well – we see it differently

Figure 14

Efficient Deployment of Capital

Record of judicious use of cash resources to facilitate growth of business and return capital to shareholders

- $2.8Bn invested in business development since 2007 - $2.1Bn on four cash acquisitions and $700MM on initial new product licensing agreements

- $1Bn since 2010 in two accelerated share repurchases (announced June 2010 and June 2011)

Capital structure preserves financial flexibility to support future growth while maximizing earnings

- Repurchased $4.4Bn of shares since 2004 while retaining sizable cash balance

Return of Capital to Shareholders as a % of Market Cap (1)

Last Two Years

%

40

30

20

10

0

10

35

16

10

10

9

9

7

1

0

Peer Median:

9%

FRX

WCRX

AZN

LLY

GSK

MRK

PFE

NVS

SHP

CEPH

Return of Capital to Shareholders as a % of Market Cap

Peer Return of Capital to Shareholders as a % of Market Cap Median

Net Income Margin (2)

Last Fiscal Year

%

40

30

20

10

0

24

36

30

27

24

23

23

23

23

18

Peer Median:

23%

FRX

AZN

WCRX

PFE

NVS

CEPH

MRK

SHP

LLY

GSK

Net Income Margin

Peer Net Income Margin Median

Source: Company

Forest states that it has efficiently deployed its capital. However, we have noted in the past that its continued use of funds to buy back shares has done little to do anything other than boost EPS.

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CLSA ASIA - PACIFIC MARKETS CRÉDIT AGRICOLE SECURITIES Reviving a petrified Forest Forest Labs - SELL

Figure 15

A history of share repurchase programs

$90.00

$80.00

$70.00 Jul 04 - 20m shares

$60.00 Dec 04 - 10m shares

Aug 07 - 10m shares

$50.00

May 10 - 50m shares

$40.00

$30.00

May 06 - 25m shares

$20.00 May 05 - 25m shares

$10.00

$0.00

1/28/2003 5/28/2003 9/28/2003 1/28/2004 5/28/2004 9/28/2004 1/28/2005 5/28/2005 9/28/2005 1/28/2006 5/28/2006 9/28/2006 1/28/2007 5/28/2007 9/28/2007 1/28/2008 5/28/2008 9/28/2008 1/28/2009 5/28/2009 9/28/2009 1/28/2010 5/28/2010 9/28/2010 1/28/2011 5/28/2011

Source: Company, FactSet, Credit Agricole Securities (USA)

He said, she said…

We believe that Forest selectively chose quotes from analysts to use in its presentation that would give the impression that Wall Street views Forest and its management favorably.

The vast majority of companies covered by Wall Street are rated Buy or Outperform, and very few are rated Sell. There has been a lot of speculation of why this is the case, but potential retribution by companies is clearly a problem that Wall Street continues to deal with. Additionally, it has been written extensively that the conflict by analysts at banks seeking to do business with companies they follow might also lead to a preponderance of “Buy” ratings. In addition, analysts are often seeking to bring clients to visit companies to bring them on non-deal roadshows – an important aspect investment clients look for analysts to deliver. Having a negative rating usually does not help analysts secure those meetings.

In addition to the sheepish Wall Street approach of only saying happy-good things about companies they follow, they may have a good reason to fear being too critical of companies in print as if they are critical of them, they may find themselves cut off from management.

On 28 October 2010, The Wall Street Journal published an article Bearish Calls: Two Analysts Get Shunned Over Their Views, which details how two analysts (this author, David Maris, and John Newman of Oppenheimer) were cut off from access to the company due to their criticism of Forest.

“Bullish calls can earn analysts other perks that give them credibility with investors. “Buy” ratings tend to lead to faster responses from investor-relations departments and the chance to ask questions on conference calls…”

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CLSA ASIA - PACIFIC MARKETS CRÉDIT AGRICOLE SECURITIES Reviving a petrified Forest Forest Labs - SELL

“The retaliation was quick for Oppenheimer’s Mr. Newman, who published a critical research note on Aug. 6.”

“Three days later, he says he received a letter from Forest finance chief Francis Perier Jr., asking him to drop coverage altogether.”

“Mr. Newman has continued to cover Forest and says he tried to contact the company since then, but he says his calls haven’t been returned. Forest declined to comment on behalf of Mr. Perier, who couldn’t be reached for comment.”

– WSJ 28 October 2010

Since the publication of this, Forest continues to not communicate with us.

We note that in its presentation, Forest Labs did not use any quotations about criticism or areas of improvement.

On the next page, please find selected quotes from Forest’s slidedeck. Our overall point in including these is to note that analysts’ job is provide their opinions. The motivation for those opinions has been the subject of many news articles and criticisms. However that said, it is just opinion, and how things turn out can be very often different – radically different – from consensus and popular views.

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CLSA CRÉDIT AGRICOLE SECURITIES Reviving a petrified Forest Forest Labs - SELL

Figure 16

Quotes appearing in Forest's slide deck

Selected quote	Our comment
"Forest has a more than 30-year record of creating shareholder value, largely through licensing drugs. Given this, we have confidence that the company will invest its cash wisely. The company has committed to investing with a long-term view rather than appeasing impatient investors by chasing high- priced deals that could boost short-term results but fail to create long-term value for shareholders."	A 30-year track record of building value does not address the last 7 years of underperformance. This is akin to saying Wilt Chamberlain would be great in the NBA today, even though his best days are past him.
"With five recent product approvals (BYSTOLIC, SAVELLA, TEFLARO, DALIRESP and VIIBRYD) from five different FDA divisions, along with two NDAs (aclidinium, linaclotide) for CY2011 and potentially two more for CY2012 (levomilnacipran, cariprazine), Forest's tuck-in licensing and acquisition activity over the past six years to replace LEXAPRO (CY2012) and NAMENDA (CY2015) is now beginning to materialize."	Dexloxiglumide, acamprosate, lercanidipine, neramexane, desmoteplase, radiprodil (neuropathic pain) all failed despite FRX's belief in these programs. Many others also failed individual studies (memantine failed in neuropatic pain, oglemilast failed COPD, etc).
"FRX has proven its development capability over the last three years and its focus now returns to what it does best – commercial execution."	What it does best is "commercial execution"? Given the settlement of off-label marketing, we are not sure if commercial execution within the appropriate guidelines is Forest's strong suit.
"We believe Forest now boasts the deepest late-stage new drug pipeline in the specialty pharmaceuticals sector."	No evidence provided and does not speak to management overspending for this pipeline.
"Management has done a nice job in its execution of acquiring/in-licensing new compounds for its pipeline."	Dexloxiglumide, acamprosate, lercanidipine, neramexane, desmoteplase, radiprodil (neuropathic pain) all failed despite FRX's belief in these programs. Many others also failed individual studies (memantine failed in neuropatic pain, oglemilast failed COPD, etc).
"Following the approval of DALIRESP and the acquisition of VIIBRYD earlier this year and ahead of FDA filings for linaclotide and aclidinium as well as several additional pipeline catalysts later this year, Forest is actively transitioning beyond the legacy LEXAPRO and NAMENDA franchises."	It is correct to say that Forest is actively transitioning post-Lexapro but whether they will be as successful remains to be seen.
"Best late stage pipeline in all biopharma – 5 drugs launch in next 2 years all with composition of matter patents. Will drive >30% EPS growth post F2013 trough."	This claim has been made before by others for different drug companies.
"We point out that management lived through CELEXA generics, managed it beautifully and has been fully aware of the LEXAPRO date certain expiry since the day the product first launched."	The transition from Celexa to Lexapro is wholly different from the patent expiry of Lexapro without a follow-on compound.
"From a sales perspective, we anticipate Forest's annual revenues will return to FY2011 levels by FY2016 – a notable accomplishment as 85% of FY 2011 sales are expected to lose patent protection over this time."	Based on our analysis earlier (page 4), we find this unlikely.
"A little bit goes a long way in the FRX P&L, the slightest increase in sales, prompts a dramatic rise in EPS…Meaningful increases in commercial investments are not needed beyond base costs, allowing for more positive contribution as sales rise."	Leverage works both ways.
"Forest shares have dipped on a five-year basis as the patent expirations for LEXAPRO and NAMENDA have grown closer; however, other pharmaceutical companies' shares have also fallen for similar reasons."	FRX has underperformed the S&P 500 by approximately 50% in the past seven years. The fact that other companies also have issues does not eliminate Forest's issues.

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CLSA CRÉDIT AGRICOLE SECURITIES Reviving a petrified Forest Forest Labs - SELL

"The research organization is leveraged through its ability and capacity to conduct multiple rigorous clinical trials across a wide range of therapeutic areas, covering central nervous system, cardiovascular, gastro intestinal, anti-infective, respiratory, rheumatology and endocrinology."	We do not believe that Forest's head of R&D is widely known by the Street. The company's failures in clinical development have been numerous.
	Dexloxiglumide, acamprosate, lercanidipine, neramexane, desmoteplase, radiprodil (neuropathic pain) all failed despite FRX's belief in these programs. Many others also failed individual studies (memantine failed in neuropatic pain, oglemilast failed COPD, etc).
"Forest has been shareholder friendly in repurchasing shares while maintaining resources for business development."	Buying back stock should not be mistaken for shareholder friendliness. Positive ROIC and positive stock returns are friendlier.
"FRX ended up recommending three new board members for the upcoming shareholders' meeting that we believe have impressive resumes and could help their case if it comes to a proxy fight against Icahn."	Impressive resumes do not necessarily translate to shareholder value creation. In addition, the Icahn slate is impressive in its own right.
"We were impressed with FRX senior management. We walked away more convinced that Forest has a superior management team and operating culture. We enjoyed hearing from Chairman & CEO Howard Solomon, who despite his age (82), is clearly a sharp, driven, and charismatic team leader. We found other top leaders previously not visible to investors to be impressive and enthusiastic."	Mr. Solomon is both Chairman and CEO, something not ideal from a governance perspective, and has promoted his son to report to him directly. Additionally, Mr. Solomon was CEO during which time Forest paid a settlement related to charges of obstructing justice and improper marketing of a drug for pediatric use for which it was not approved – charisma should not be mistaken for leadership, in our opinion.
"The potential action by HHS-OIG is unprecedented and particularly surprising in the wake of the settlement for Forest as a company."	We do not believe the action by HHS is improper or unprecedented. In addition, something being unprecedented does not make it improper.
"Given recent success -- not just the stock but with the FDA, pipeline, new deals, and launches -- we don't see shareholders sympathizing with a 'need for change' cause."	As indicated several times before, the stock performance is mixed given different time periods – and depending on the period selected, has either outperformed or underperformed the underlying S&P 500. We note that with FRX shares down more than 50% from their highs, it is not surprising many analysts would cite the recent stock performance, not having predicted the larger move from its highs.

Source: Company, Credit Agricole Securities (USA)

Figure 17

Sources of quotes

Firm	Rating	Price target	# of quotes used
Morningstar	-	-	1
Stifel Nicolaus	Hold	-	1
Jefferies	Buy	46	3
Cowen	O-PF	-	1
Deutsche Bank	Hold	34	1
JPMorgan	Overweight	41	2
Lazard	Neutral	-	1
Credit Suisse	O-PF	46	1
Buckingham	Neutral	-	2
Citi	Hold	35	1
Susquehanna	Negative	29	1
Morgan Stanley	-	-	1
Goldman Sachs	Neutral	35	1

Source: Bloomberg, Credit Agricole Securities (USA)

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CLSA ASIA - PACIFIC MARKETS CRÉDIT AGRICOLE SECURITIES Reviving a petrified Forest Forest Labs - SELL

Overall – Vote the Icahn Slate

Our overall beliefs can be summarized as follows:

Forest’s Board is stale – we cited this a year ago. They proposed no changes until Icahn made overtures.

Do not be fooled by the stock price – We believe it went up primarily because of three things: 1) The deal frenzy around the VRX bid for CEPH;

2) The accelerated buyback announcement FRX announced the same time Icahn was buying shares; and 3) The Icahn news. If we isolate these items, we see FRX shares have not performed well relative to the S&P 500.

We think the company has questionable governance. With a Board member whose employment we could not verify, to the Wall Street Journal highlighting FRX for cutting off analysts who are critical, to promoting his son to head business development, we do not believe Forest is a model for corporate governance. While the father-son relationship has been disclosed for some time, it is important to note that one of FRX’s largest holders was unaware of this situation until several months ago.

The HHS situation is serious and perhaps a reflection of recalcitrant management that does not have a succession plan in place. FRX is saying it will reveal its succession plan after the Annual meeting and Icahn vote – why? If they have a plan that does not include nepotism, why not reveal it beforehand?

The Icahn slate does not mean Forest’s new Board members cannot be there too – why not agree for more to step down and allow Icahn and the new Board members on?

FRX share buybacks haven’t been a wise move, in our opinion, with the average price perhaps significantly higher than the current price. In addition, these were often done at the same time management was selling stock and exercising options. If FRX had not spent what it had on buybacks, licensing and buying companies, we think FRX would have more cash on hand than its current market value.

Management constructed many of its deals with change of control provisions in them. This serves as prolonging management tenure, as potential bidders would find acquiring a company where the major products have the risk of going away unappealing or at the least challenging. Why this was done remains a major question for us, as we see no great incentive for cash-rich FRX to have been this short-sighted in a consolidating industry. FRX refuses to disclose which products in its pipeline and currently marketed products have change of control provisions in them.

FRX financial goals appear to be above current consensus in a meaningful way and include assumptions for products that have not been filed and may not get approved.

The Icahn slate represents shareholders and their goal is financial gain, not perpetual employment. While the Icahn slate may not represent the same level of operational experience as the FRX slate, it does include owners and buyers of the stock – not sellers, which it appears to us that Forest management and Board members have been in the past seven years.

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CLSA ASIA - PACIFIC MARKETS CRÉDIT AGRICOLE SECURITIES Reviving a petrified Forest Forest Labs - SELL

Icahn’s slate has had a big benefit to the companies they have been a part of – Biogen being a clear example. Sometimes the operational pressure from a non-controlling outsider shareholder can be more helpful to management than a rubberstamp board handpicked by management and a CEO seemingly looking to maintain an employment longevity program.

We believe it would best serve shareholder interests if FRX’s Solomon were to step down in light of the HHS request. The HHS situation, we imagine, is a resource drain and a distraction for a company that can ill afford distractions while it faces 85% of its sales going off patent in the next few years. We note again that none of the Board changes were proposed until Icahn was involved.

In lieu of Solomon stepping down, we think FRX should make its succession plan known now and not after the annual meeting, so investors can best decide what the long-term vision for FRX is. Additionally, we think that FRX could only benefit from having a shareholder’s perspective on the Board, let alone one of Icahn’s proven track record. Solomon should also immediately separate the CEO and Chairman roles.

We believe that shareholders will realize that voting for the FRX slate will be a return to business as usual and with it, a potential sale of the company is off the table. Shareholders with an eye on accelerated change should vote for Icahn. While we think the FRX shares are overvalued, we think this is the best chance for shareholder-return maximization and with an eye on proper corporate governance.

What will happen? The Forest slate of new board members makes the Icahn argument more difficult for those that only read the headlines and take a cursory look at things. We think that Forest will offer Icahn two seats on the Board and with that, over time, Icahn will influence things for the better.

We think that after the vote, Howard Solomon will continue to fight the HHS, but will eventually realize that Forest is better served if he steps down. His succession plan remains a mystery; however, we do not think it is feasible to entrust the CEO role to the CEO’s son – someone with scant operational experience. We believe that the fastest and best hope for positive change will be with the Icahn slate, but slow change with a smaller group of them on the Board is unfortunately more likely. Icahn’s track record should be enough incentive for shareholders, especially when shareholders think of the message the status quo sends for longer-term shareholder creation. We suspect if Icahn does not win seats, the shares will fall.

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Valuation details

There are several key assumptions and variables that could impact earnings, including new in-licensing opportunities with nearer-term launches as well as pipeline setbacks that could remove a product altogether from the model. Our DCF results in a value of US$23 per share. Our key assumptions are an 8.7% WACC, which is a FactSet-derived estimate, and a 7.4x terminal value, which results in a present value of the cashflows of approximately US$1.8bn and a terminal value of approximately US$1.9bn. We have used discounted cashflow for our primary valuation approach as we believe that with Forest facing significant patent expiries over the next several years and having a strong balance sheet, other approaches, such as PE or PE/growth, are not appropriate.

Investment risks

Our rating is based on valuation and not on any known or suspected upcoming negative catalyst. However, there are several risks to our rating. The biggest risks: deal activity in the space – many companies in the sector have sold in the past several years at large premiums to buyers who were looking for strong sales forces in the USA, something Forest certainly has. While we believe the change-of-control provision in its product agreements makes a purchase unlikely unless the buyer negotiated individually with each partner, it certainly is a possibility. Forest is an in-licensing-based company and it could in-license additional attractive compounds, which could be accretive to earnings. Our model does not anticipate the company to have sufficient programs emerge from its pipeline to offset declines from the loss of patent protection on two key products. Our model does not include several programs that Forest is working on, and if successful, these would be significantly additive to our base case.

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CLSA CRÉDIT AGRICOLE SECURITIES Reviving a petrified Forest Forest Labs - SELL

Analyst certification

The analyst(s) of this report hereby certify that the views expressed in this research report accurately reflect my/our own personal views about the securities and/or the issuers and that no part of my/our compensation was, is, or will be directly or indirectly related to the specific recommendation or views contained in this research report.

Important disclosures

Recommendation history - Forest Laboratories FRX US

Date	Rec level	Closing price	Target	Initiated/ dropped
07 June 2011	SELL	36.31	23.00	-
25 January 2011	SELL	32.11	27.00	-
18 October 2010	SELL	33.31	29.00	-
16 August 2010	U-PF	27.88	29.00	-
28 April 2010	U-PF	27.05	27.00	-
21 April 2010	SELL	27.87	28.08	-
04 January 2010	SELL	32.11	28.00	I

Source: Credit Agricole Securities (USA)

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